Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-21679) of Sovran Self Storage, Inc.,
(2)	Registration Statement (Form S-8 No. 333-42272) pertaining to the 1995 Award and Option Plan and to the 1995 Outside Directors’ Stock Option Plan,
(3)	Registration Statement (Form S-8 No. 333-42270) pertaining to the Deferred Compensation Plan for Directors of Sovran Self Storage, Inc.,
(4)	Registration Statement (Form S-3 No. 333-64735) of Sovran Self Storage, Inc.,
(5)	Registration Statement (Form S-8 No. 333-73806) pertaining to the 1995 Award and Option Plan,
(6)	Registration Statement (Form S-3 No. 333-97715) of Sovran Self Storage, Inc.,
(7)	Registration Statement (Form S-8 No. 333-107464) pertaining to the 1995 Outside Directors’ Stock Option Plan,
(8)	Registration Statement (Form S-8 No. 333-138937) pertaining to the 2005 Award and Option Plan,
(9)	Registration Statement (Form S-3 No. 333-51169) of Sovran Self Storage, Inc. and Sovran Acquisition Limited Partnership,
(10)	Registration Statement (Form S-3 No. 333-118223) of Sovran Self Storage, Inc. and Sovran Acquisition Limited Partnership and,
(11)	Registration Statement (Form S-3 No. 333-138970) of Sovran Self Storage, Inc.;

of our report dated August 15, 2007 with respect to the historical summary of gross revenue and direct operating expenses of the Safe Mini Properties, included in Sovran Self Storage, Inc.’s Current Report on Form 8-K/A dated June 7, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Buffalo, New York

August 15, 2007